UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 10, 2020

Crown Electrokinetics Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-232426	47-5423944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1110 NE Circle Blvd.

Corvallis, Oregon 97330

(Address of Principal Executive Offices)

(800) 674-3612

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2020, Crown Electrokinetics Corp., a Delaware corporation (the “Company”) announced the hiring of Phil Anderson, age 53, as Chief Financial Officer (“CFO”) effective immediately.

Prior to his appointment as the Company’s CFO, from June 2019 to January 2020, Mr. Anderson served as a consultant for Kubient Inc. At Kubient, Mr. Anderson helped guide Kubient through its initial public offering process. From June 2017 to May 2019, Mr. Anderson served as the Chief Financial Officer of Edison Nation Inc. (NASDAQ: EDNT), where he was responsible for maintenance and preparation the company’s financial statements, as well as the company’s initial public offering process. Prior to Edison Nation Inc., Mr. Anderson was the Chief Financial Officer of Electronic Cigarettes International Group Ltd. (OTCBB: ECIG) from January 2015 through May 2017. In that role, Mr. Anderson coordinated the restructuring of the company’s debt and multiple issuances of senior secured loans. Mr. Anderson was also responsible for coordinating the company’s public company filing obligations. Earlier in his career, Mr. Anderson gained significant equity research experience.

Mr. Anderson will receive an annual base salary of at least $200,000. In addition, Mr. Anderson will receive a ten (10) year option to purchase 2,233,932 shares of the Company’s common stock at an exercise price determined by the Company’s board of directors. The option will vest on the date that is thirty (30) days from September 9, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2020

Crown Electrokinetics Corp.

By:	/s/ Doug Croxall
Name:	Doug Croxall
Title:	Chief Executive Officer

2